NANOVIRICIDES INC.

Exhibit 31.1
CERTIFICATIONS

I, Eugene Seymour, NanoViricides’ Chief Executive Officer, certify that:

1.      I have reviewed the annual report on Form 10-KSB of NanoViricides, Inc. (the ‘Registrant”) for the year ended June 30, 2007;

2.      Based on my knowledge, the annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the annual report;

3.      Based on my knowledge, the financial statements, and other financial information included in the annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in the annual report;

4.      I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934) for the small business issuer and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this report is being prepared;

b)
Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)
Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

5.     The Registrant’s other certifying officers and I have disclosed, based on my most recent evaluation,  to the Registrant’s auditors and the audit committee of the Registrant’s board of directors (or persons performing the equivalent function): a) all significant  deficiencies in the design or operation of internal controls which could adversely affect the Registrant’s  ability  to record,  process, summarize and report  financial data and have identified  for the Registrant’s auditors any material weaknesses in internal controls; and b) any fraud, whether or not material, that involves management or other employees  who  have a significant role in the Registrant’s internal controls; and

6.      I have indicated in the annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: October 15, 2007

/s/ Eugene Seymour
Chief Executive Officer